Exhibit 23.1

Hawkins Accounting

Certified Public Accountant

Audit  .  tax  .  consulting

CONSENT OF THE INDEPENDENT AUDITOR

As the independent auditor for Denali Concrete Management Co,, Inc., I hereby consent to the incorporation by reference in this Amended Form SB2 Statement of my report, relating to the audited financial statements dated July 25, 2005.

/s/  Hawkins Accounting

October 18, 2005

2335 S. Bentley Ave.  Suite 302  Los Angeles, CA  90064

  408.460.4173   Fax  310.477.6040  rrh2cpa@cs.com